                                                                     Exhibit 4.2


                         SH-AIP ACQUISITION CORPORATION
                                   as Issuer

                                  $100,000,000

                   10 5/8% Senior Subordinated Notes due 2008

                               Purchase Agreement

                                  May 21, 1998


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION

NATIONSBANC MONTGOMERY SECURITIES
   LLC

                         SH-AIP ACQUISITION CORPORATION


                                  $100,000,000

                   10 5/8% Senior Subordinated Notes due 2008

                               Purchase Agreement


                                  May 21, 1998


DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC
c/o Donaldson, Lufkin & Jenrette
         Securities Corporation
277 Park Avenue
New York, New York  10172

Dear Sirs:

                 SH-AIP Acquisition Corporation, a Delaware corporation ("ACQUISITION CORP."), proposes to cause the Issuers (as defined below) to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities LLC (each an "INITIAL PURCHASER" and, collectively the "INITIAL PURCHASERS") an aggregate of $100,000,000 in principal amount of its 10 5/8% Series A Senior Subordinated Notes due 2008 (the "SERIES A NOTES), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among Steel Heddle Mfg. Co., a Pennsylvania corporation ("OLD HEDDLE" and, upon completion of the Mergers (as defined below), the "COMPANY"), the Guarantors (as defined below) and U.S. Trust Company of New York as trustee (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefore are collectively referred to herein as the "NOTES." The Notes will be guaranteed (the "SUBSIDIARY GUARANTEES") by each of the entities listed on Schedule A, hereto (each, a "GUARANTOR" and collectively the "GUARANTORS"). The Company and the Guarantors are referred to herein collectively as the "ISSUERS." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture, except where noted otherwise.

                 The Notes are being issued and sold in connection with the purchase pursuant to a Stock Purchase Agreement dated May 1, 1998 (the "STOCK PURCHASE AGREEMENT"), by Steel Heddle Group, Inc., a Delaware corporation ("SH GROUP") formed by American Industrial Partners Capital Fund II, L.P. ("AIP"), from Butler Capital Corporation and certain other stockholders of all of the issued and outstanding shares of capital stock (the "ACQUISITION") of SH Holding Corp., a Pennsylvania corporation ("OLD HOLDINGS"). Substantially concurrent with the Acquisition, SH Intermediate Corp., a South Carolina corporation and Old Holdings' direct subsidiary ("INTERMEDIATE"), will be merged with and into Old Heddle, Intermediate's direct subsidiary, with Old Heddle being the surviving corporation ("MERGER I"), (ii) Old Holdings will be merged with and into Old Heddle,, with Old Heddle being the Surviving Corporation ("MERGER II") and (iii) Acquisition Corp. will be merged with and into Old Heddle, with Old Heddle being the surviving corporation and the successor to Acquisition Corp. hereunder ("MERGER III" and, together with Merger I and Merger II, collectively, the "MERGERS").

                 In order to finance the Acquisition and substantially concurrent therewith, (i) AIP and certain members of management will contribute $25 million in exchange for common equity of SH Group, including management's rollover of $1.8 million of securities of Old Holdings as part of the Acquisition (the "COMMON EQUITY CONTRIBUTION"), (ii) SH Group will contribute proceeds of $15 million from the issuance and sale by SH Group (the "SH GROUP DEBENTURE OFFERING") of 13 3/4% Senior Discount Debentures due 2009 (the "SH GROUP DEBENTURES"), (iii) the Company will enter into syndicated senior secured loan facilities providing for term loan borrowings in the aggregate principal amount of $30 million and revolving loan borrowings of up to $20 million (the "NEW CREDIT AGREEMENT") and will borrow $30 million in term loans and approximately $3.6 million of revolving loans, (iv) the Company will issue and sell $100 million aggregate principle amount of Notes and (v) the Company will
(a) loan to SH Group approximately $63 million pursuant to an intercompany note to pay part of the purchase price of the Acquisition and (b) use the remaining net proceeds from the issuance and sale of the Notes together with the proceeds of the borrowings under the New Credit Agreement to repay certain outstanding indebtedness of the Company and related transaction expenses.

                 As used in this Agreement, (I) the term "ACQUISITION TRANSACTIONS" shall mean, collectively, the Acquisition, the Mergers and all of the transactions described in the immediately foregoing paragraph; (II) the term "ACQUISITION DOCUMENTS" shall mean, collectively, the Stock Purchase Agreement and all related acquisition agreements and documentation (including without limitation all documentation relating to or providing for the Mergers),
(III) the term "BANK AGREEMENTS" shall mean, collectively, the New Credit Agreement and all related agreements creating security interests in the assets of the Company for the benefit of the holders of indebtedness arising under the New Credit Agreement, and (IV) the term "TRANSACTION DOCUMENTS" shall mean, collectively, the Acquisition Documents, the Bank Agreements, this Agreement, the Letter Agreement referred to in Section 9(q) hereof, the Notes, the Subsidiary Guarantees and the Indenture.

                 1. OFFERING MEMORANDUM. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). Acquisition Corp. and the Issuers have prepared a preliminary offering memorandum, dated May 7, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated May 21, 1998 (the "OFFERING MEMORANDUM"), relating to the Series A Notes and the Subsidiary Guarantees.

                 Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                 "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

                 (1) REPRESENTS THAT (i) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(a "QIB") OR
                 (ii) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT,

                 (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
                 (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vi) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                 (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                 2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, Acquisition Corp. agrees to cause the Issuers to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price equal to 97% of the principal amount thereof (the "PURCHASE PRICE").

                 3. TERMS OF OFFERING. The Initial Purchasers have advised Acquisition Corp. and the Issuers that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

                 Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 10-5/8% Series B Senior Subordinated Notes (the "SERIES B NOTES"), to be offered in exchange for the Series A Notes and the Subsidiary Guarantees thereof (such offer to exchange being referred to as the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration

Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

                 4.       DELIVERY AND PAYMENT.

                          (a)  Delivery of, and payment of the Purchase Price
for, the Series A Notes shall be made at the offices of Kirkland & Ellis, New York, New York, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on May 26, 1998 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and Acquisition Corp. in writing. The time and date of such delivery and the payment for the Notes are herein called the "CLOSING DATE."

                          (b)  One or more of the Notes in definitive global
form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                 5. AGREEMENTS OF ACQUISITION CORP. Acquisition Corp. hereby agrees with the Initial Purchasers as follows:

                          (a)     To advise, and to cause the Issuers to
advise, the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. Acquisition Corp. shall use, and shall cause each Issuer to use, its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, Acquisition Corp. shall use, and cause each Issuer to use, its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                          (b)     To furnish, or cause the Issuers to furnish,
the Initial Purchasers and those persons identified by the Initial Purchasers to Acquisition Corp. as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in
Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, Acquisition Corp. consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                          (c)     During such period as in the opinion of
counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Series A Notes are outstanding, (i) not to make, or permit the Issuers to make, any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare, or cause the Issuers to prepare, promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

                          (d)     If, during the period referred to in Section
5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare, or cause the Issuers to prepare, an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                          (e)     Prior to the sale of all Series A Notes
pursuant to Exempt Resales as contemplated hereby, to cooperate, and to cause the Issuers to cooperate, with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither Acquisition Corp. nor any of the Issuers shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

                          (f)     So long as the Notes are outstanding, (i) to
mail and make generally available (or to cause the Issuers to do the same) as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available (or to cause the Issuers to do the same) as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                          (g)     So long as the Notes are outstanding, to
furnish, or cause the Issuers to furnish, to the Initial Purchasers as soon as available copies of all reports or other communications furnished by any of the Issuers to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of such Issuer is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

                          (h)     So long as any of the Series A Notes remain
outstanding and during any period in which the Issuers are not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available, or cause the Issuers to make available, to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

                          (i)     Whether or not the transactions contemplated
in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid, or cause the Issuers to make available all expenses incident to the performance of the obligations of the Issuers under this Agreement, including: (i) the fees, disbursements and expenses of counsel to Acquisition Corp. and the Issuers and accountants of Acquisition Corp. and the Issuers in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all fees and expenses incurred by Acquisition Corp., SH Group, AIP or Old Heddle in connection with the roadshow; provided, however, that the Initial Purchasers shall, in addition to their own fees and expenses incurred in connection with the roadshow, pay 50% of the costs and expenses related to the services of the airplane used for such roadshow, (iii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iv) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (v) all expenses in connection with the registration or qualification of the Series A Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (vi) the cost of printing certificates representing the Series A Notes and the Subsidiary Guarantees, (vii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (viii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees, (ix) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (x) any fees charged by rating agencies for the rating of the Notes, (xi) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xii) and all other costs and expenses incident to the performance of the obligations of Acquisition Corp. and the Issuers hereunder for which provision is not otherwise made in this Section.





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
                          (j)     To use, and to cause each of the Issuers to
use, its best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

                          (k)     To obtain the approval of DTC for
"book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                          (l)     During the period beginning on the date
hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of, and to prevent any Issuer from offering, selling, contracting to sell or otherwise transferring or disposing of, any debt securities of any Issuer or any warrants, rights or options to purchase or otherwise acquire debt securities of any Issuer substantially similar to the Notes and the Subsidiary Guarantees (other than (i) the Notes and the Subsidiary Guarantees and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

                          (m)     Not to, and to cause each Issuer not to,
sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

                          (n)     Not to, and to not allow any Issuer to,
voluntarily claim, and to actively resist, and cause each Issuer to actively resist, any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Subsidiary Guarantees.

                          (o)     To cause the Exchange Offer to be made by the
Issuers in the appropriate form to permit Series B Notes and guarantees thereof by the Guarantors registered pursuant to the Act to be offered in exchange for the Series A Notes and the Subsidiary Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                          (p)     To comply, and to cause the Issuers to
comply, with all of their respective agreements set forth in the Registration Rights Agreement.

                          (q)     To use, and to cause each Issuer to use, its
best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Subsidiary Guarantees.

                 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ISSUERS. As of the date hereof, Acquisition Corp. represents and warrants to, and agrees with, the Initial Purchasers that:

                          (a)     Each of the parties to each of the
Transaction Documents have all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents to which it is and will be a party; each of the Transaction Documents, and the transactions contemplated thereby, has been and upon completion of the Acquisition Transactions, will be duly and validly authorized, executed and delivered by each party thereto, and each constitutes a valid and legally binding agreement of such party enforceable against each such party in accordance with its terms except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); except as set forth in the Offering Memorandum, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by or the consummation by any party thereto of any of the transactions contemplated thereby, except such as may be required and have been obtained, or upon effectiveness of the Registration Statements, will have been obtained, under the Act, the Trust Indenture Act or state securities or "Blue Sky" laws in connection with the purchase and distribution of the Notes by the Initial Purchasers; and no party to any of the Transaction Documents is (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, which violation would have a Material Adverse Effect (as defined below), or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of them is a party or to which any of them is subject, which default would have a Material Adverse Effect.

                          (b)     The execution, delivery and performance of
each of the Transaction Documents, and the consummation of the transactions contemplated thereby, will not violate, conflict with or constitute or result in a breach of or a default under (or an event which, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any of the Transaction Documents or any other indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which any party to any of the Transaction Documents is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of any such party, or (iii) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to any such party, or any of their respective properties or assets, which violation, conflict, breach or default would have a Material Adverse Effect.

                          (c)     Immediately after the consummation of the
Acquisition Transactions, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; the Company will not be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent it is a party thereto, and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

                          (d)     Acquisition Corp. has delivered to the
Initial Purchasers a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which it has been delivered to the Initial Purchasers; there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents which would result in a Material Adverse Effect or materially adversely effect the ability of the parties to the Transaction Documents to consummate the Acquisition Transactions and the transactions contemplated by the Transaction Documents.

                          (e)     The Preliminary Offering Memorandum and the
Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to Acquisition Corp. in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                          (f)     Each of SH Group, Acquisition Corp., Old
Heddle and their respective subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of Acquisition Corp., Old Heddle and their respective subsidiaries, taken as a whole or draw into question the validity of this Agreement or the other Operative Documents (a "MATERIAL ADVERSE EFFECT").

                          (g)     All outstanding shares of capital stock of
each of SH Group, Acquisition Corp. and Old Heddle have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. After giving effect to the Acquisition Transactions, all of the outstanding shares of capital stock of the Company will be owned by SH Group, and all of the outstanding shares of capital stock of SH Group will be owned by AIP and management investors, in each case free and clear of any security interest, claim, lien, pledge, encumbrance or adverse interest of any nature (each, a "LIEN") (except as may arise pursuant to (i) the Bank Agreements and (ii) the pledge of shares of common stock of SH Group to be purchased by Messrs. Boggs, Connor, Treglia and Wright in order to secure payment of the purchase price of such shares), and except as set forth in the Offering Memorandum there are no, and at the Closing Date there will not be, any outstanding rights (including without limitation preemptive rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or SH Group or any of their direct or indirect subsidiaries (including without limitation the Guarantors), or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or SH Group or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

                          (h)     The entities listed on Schedule C hereto are
the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any Lien except for Liens under the Bank Agreements.

                          (i)     This Agreement has been duly authorized,
executed and delivered by Acquisition Corp.

                          (j)     The Indenture has been duly authorized by
each of the Issuers and, on the Closing Date, will have been validly executed and delivered by each of the Issuers. When the Indenture has been duly executed and delivered by each of the Issuers, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will be a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                          (k)     The Series A Notes have been duly authorized
and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                          (l)     On the Closing Date, the Series B Notes will
have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                          (m)     The Subsidiary Guarantee to be endorsed on
the Series A Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                          (n)     The Subsidiary Guarantee to be endorsed on
the Series B Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Series B Notes will conform as to legal matters to the description thereof in the Offering Memorandum.

                          (o)     The Registration Rights Agreement has been
duly authorized by each of the Issuers and, on the Closing Date, will have been duly executed and delivered by each of the Issuers. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of each of the Issuers, enforceable against each Issuer in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

                          (p)     Neither SH Group, Acquisition Corp., Old
Heddle nor any of their respective subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to SH Group, Acquisition Corp, Old Heddle and their respective subsidiaries, taken as a whole, to which SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries is a party or by which SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries or their respective property is bound.

                          (q)     The execution, delivery and performance of
this Agreement by Acquisition Corp. and each of the Issuers, compliance by Acquisition Corp. and each of the Issuers with all provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states),
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries, taken as a whole, to which SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries is a party or by which SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over SH Group, Acquisition Corp., Old Heddle any of their respective subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries is a party or by which SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries or result in any other impairment of the rights of the holder of any such Authorization except, in each case, as would not have a Material Adverse Effect.

                          (r)     There are no legal or governmental
proceedings pending or threatened to which SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries is or could be a party or to which any of their respective property is or could be subject, which would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

                          (s)     Neither Acquisition Corp., Old Heddle nor any
of their respective subsidiaries has violated any material foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any material provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                          (t)     There are no costs or liabilities associated
with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (u)     All material tax returns required to be filed
by Acquisition Corp., Old Heddle and any of their respective subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by Acquisition Corp., Old Heddle or any of their respective subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                          (v)     Acquisition Corp., Old Heddle and their
respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Acquisition Corp., Old Heddle and their respective subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Acquisition Corp., Old Heddle and their respective subsidiaries; and any real property and buildings held under lease by Acquisition Corp., Old Heddle and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Acquisition Corp., Old Heddle and their respective subsidiaries, in each case except as described in the Offering Memorandum.

                          (w)     The assets of Acquisition Corp., Old Heddle
and their respective subsidiaries include all of the assets and properties used by Acquisition Corp., Old Heddle and their respective subsidiaries in, and material to, the conduct of the businesses of Acquisition Corp., Old Heddle and their respective subsidiaries as currently conducted, and such assets are in working condition, except where the failure of such assets to be in working condition will not be reasonably expected to have a Material Adverse Effect.

                          (x)     Acquisition Corp., Old Heddle and their
respective subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither SH Group, Acquisition Corp., Old Heddle nor any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                          (y)     Each of SH Group, Acquisition Corp., Old
Heddle and their respective subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of Acquisition Corp., Old Heddle and their respective subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to Acquisition Corp., Old Heddle or any of their respective subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                          (z)     The accountants, Ernst & Young LLP, that have
certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to Acquisition Corp. and the Issuers, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                          (aa)    The historical financial statements, together
with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Old Heddle and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Old Heddle.

                          (bb)    The pro forma financial statements and the
related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum (and in each case any amendment or supplement thereto) have been prepared on a basis consistent with the historical financial statements and related notes thereto of Old Heddle and its subsidiaries except as specifically referred to therein or in the notes thereto and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

                          (cc)    Acquisition Corp., Old Heddle and each of
their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (dd)    Acquisition Corp., Old Heddle and each of
their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither Acquisition Corp., Old Heddle nor any of their respective subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

                          (ee)    Neither Acquisition Corp. nor Old Heddle is
and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, neither SH Group nor the Company will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                          (ff)    Except for the Registration Rights Agreement
(attached hereto as Exhibit A), there are no contracts, agreements or understandings between Acquisition Corp., Old Heddle or any Issuer and any person granting such person the right to require Acquisition Corp., Old Heddle or such Issuer to file a registration statement under the Act with respect to any securities of Acquisition Corp., Old Heddle or such Issuer or to require Acquisition Corp., Old Heddle or such Issuer to include such securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement.

                          (gg)    Neither SH Group, Acquisition Corp., Old
Heddle, nor any of their respective subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement, the Bank Agreements or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
Part 224) of the Board of Governors of the Federal Reserve System.

                          (hh)    No "nationally recognized statistical rating
organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed Acquisition Corp., Old Heddle or any Issuer that it is considering imposing) any condition (financial or otherwise) on any such Person's retaining any rating assigned to Acquisition Corp., Old Heddle or any Issuer or any securities of any Issuer or (ii) has indicated to Acquisition Corp., Old Heddle or any Issuer that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of any Issuer or any securities of any Issuer.

                          (ii)    Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of Acquisition Corp., Old Heddle and their respective subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Acquisition Corp., Old Heddle or any of their respective subsidiaries and (iii) neither Acquisition Corp., Old Heddle nor any of their respective subsidiaries has incurred any material liability or obligation, direct or contingent.

                          (jj)    Each of the Preliminary Offering Memorandum
and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                          (kk)    When the Series A Notes and the Subsidiary
Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of any of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                          (ll)    No form of general solicitation or general
advertising (as defined in Regulation D under the Act) was used by SH Group, Acquisition Corp., Old Heddle, the Issuers or any of their respective representatives (other than the Initial Purchasers, as to whom Acquisition Corp. makes no representation) in connection with the offer and sale of the Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by Acquisition Corp. or Old Heddle within the six-month period immediately prior to the date hereof.

                          (mm)    Except as disclosed in the Offering
Memorandum, no relationship, direct or indirect, exists between or among SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

                          (nn)    No action has been taken and no law, statute,
rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Series A Notes or the Subsidiary Guarantees, or suspends the sale of the Series A Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 4(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to SH Group, Acquisition Corp., Old Heddle or any of their respective subsidiaries which would prevent or suspend the issuance or sale of the Notes or the Subsidiary Guarantees in any jurisdiction referred to in
Section 4(e).

                          (oo)    There is no (i) significant unfair labor
practice complaint, grievance or arbitration proceeding pending or threatened against Acquisition Corp., Old Heddle or any of their respective subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against Acquisition Corp., Old Heddle or any of their respective subsidiaries or (iii) union representation question existing with respect to the employees of

Acquisition Corp., Old Heddle or any of their respective subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect.

                          (pp)    Prior to the effectiveness of any
Registration Statement, the Indenture is not required to be qualified under the TIA.

                          (qq)    None of SH Group, Acquisition Corp., Old
Heddle or any of the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom Acquisition Corp. makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Notes or the Subsidiary Guarantees.

                          (rr)    The Series A Notes offered and sold in
reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                          (ss)    The sale of the Series A Notes pursuant to
Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                          (tt)    No registration under the Act of the Series A
Notes or the Subsidiary Guarantees is required for the sale of the Series A Notes and the Subsidiary Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

                          (uu)    SH Group, Acquisition Corp., Old Heddle and
the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom Acquisition Corp. makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering memorandum will contain the disclosure required by Rule 902(h).

                          (vv)    The Series A Notes sold in reliance on
Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

                          (ww)    Each certificate signed by any officer of
Acquisition Corp., Old Heddle or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by Acquisition Corp., Old Heddle or such Guarantor to the Initial Purchasers as to the matters covered thereby.

                 Acquisition Corp. acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to Acquisition Corp. and the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                 7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to and agrees with Acquisition Corp. that:

                          (a)     Such Initial Purchaser is a QIB with such
knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                          (b)     Such Initial Purchaser (A) is not acquiring
the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

                          (c)     Such Initial Purchaser agrees that no form of
general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                          (d)     Such Initial Purchaser agrees that, in
connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule

144 under the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                          (e)     Such Initial Purchaser and its affiliates or
any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Subsidiary Guarantees.

                          (f)     The Series A Notes offered and sold by such
Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                          (g)     The sale of the Series A Notes offered and
sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                          (h)     Such Initial Purchaser agrees that it has not
offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

                          (i)     Such Initial Purchaser agrees that, at or
prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

         "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A under the Securities Act), and in connection with any subsequent sale by you of the Series A
         Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                          (j)     Such Initial Purchaser agrees that the Series
A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

                          Such Initial Purchaser acknowledges that the Issuers
and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

                 8.       INDEMNIFICATION.

                          (a)     Acquisition Corp. agrees to indemnify and
hold harmless and to cause each Issuer to indemnify and hold harmless, jointly and severally, each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by any Issuer to any holder or prospective purchaser of Series A Notes pursuant to
Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Initial Purchaser furnished in writing to Acquisition Corp. by such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum (as then amended or supplemented, provided by Acquisition Corp. to such Initial Purchaser in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum.

                          (b)     Each Initial Purchaser agrees, severally and
not jointly, to indemnify and hold harmless Acquisition Corp., the Issuers and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) Acquisition Corp. or the Issuers, to the same extent as the foregoing indemnity from Acquisition Corp. to such Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing to Acquisition Corp. by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                          (c)     In case any action shall be commenced
involving any person in respect of which indemnity may be sought pursuant to
Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by Acquisition Corp., in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying
party shall have failed to comply with such reimbursement request.   No
indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                          (d)     To the extent the indemnification provided
for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by Acquisition Corp., Old Heddle and the Issuers, on the one hand, and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of Acquisition Corp., Old Heddle and the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by Acquisition Corp., Old Heddle and the Issuers, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of Acquisition Corp., Old Heddle and the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Acquisition Corp., Old Heddle and the Issuers, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                          Acquisition Corp. and the Initial Purchasers agree
that it would not be just and equitable if contribution pursuant to this
Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

                          (e)     The remedies provided for in this Section 8
are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 9. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                          (a)     There have been no amendments, alterations,
modifications, or waivers of any provisions of the Transaction Documents, except such amendments, alterations, modifications or waivers which, in the judgment of Acquisition Corp., as evidenced by a certificate signed by the Chairman of the Board, the President, an Executive Vice President, Vice President or Secretary of Acquisition Corp. were necessitated by a materially adverse change in the business, operations or financial condition of Acquisition Corp., Old Heddle or their respective subsidiaries, and do not modify the maturities of or security arrangements for other indebtedness being incurred to consummate the transactions contemplated by the Transaction Documents. You shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, the President, an Executive Vice President, Vice President or Secretary of Acquisition Corp. to such effect.

                          (b)     The following events shall have taken place
at the time of the purchase of the Series A Notes by the Initial Purchasers (i) the Acquisition shall have been consummated, (ii) Intermediate will have merged with and into Old Heddle, which will be the surviving corporation of such merger, (iii) Old Holdings will have merged with and into Old Heddle, which will be the surviving corporation of such merger, and (iv) Acquisition Corp. will have merged with and into Old Heddle, which will be the surviving corporation of such merger.

                          (c)  On or before the Closing Date, the Initial
Purchasers and Milbank Tweed Hadley & McCloy, counsel for the Initial Purchasers, shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Acquisition Corp., Old Heddle and the Guarantors as each of them shall have requested.

                          (d)     All the representations and warranties of
Acquisition Corp. contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                          (e)     On or after the date hereof, (i) there shall
not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any of the Issuers or the Notes or any Subsidiary Guarantee (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any of the Issuers or the Notes or any Subsidiary Guarantee by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                          (f)     Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of Acquisition Corp. and Old Heddle and their respective subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of Acquisition Corp., Old Heddle or any of their respective subsidiaries and (iii) neither Acquisition Corp., Old Heddle nor any of their respective subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(f)(i), 9(f)(ii) or 9(f)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

                          (g)     You shall have received on the Closing Date a
certificate dated the Closing Date, signed by the President and the Chief Financial Officer of each of Acquisition Corp. and the Issuers, confirming the matters set forth in Sections 6(ii), 9(d) and 9(e) and stating that each of Acquisition Corp. and the Issuers have complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

                          (h)     You shall have received on the Closing Date
an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Kirkland & Ellis, counsel for the Issuers substantially in the form of Exhibit B hereto.

                          (i)     The Initial Purchasers shall have received on
the Closing Date opinions, each dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, of Pennsylvania counsel and South Carolina counsel with respect to Old Heddle and the Guarantors.

                          (j)     The Initial Purchaser shall have received on
the Closing Date an opinion, dated the Closing Date, of Milbank Tweed Hadley & McCloy, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                          (k)     The Initial Purchasers shall have received,
at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                          (l)     The Series A Notes shall have been approved
by the NASD for trading and duly listed in PORTAL.

                          (m)     The Initial Purchasers shall have received a
counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.

                          (n)     The Company and the Guarantors shall have
executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

                          (o)     The Initial Purchasers shall have received
from Valuation Research Corporation an opinion in form and substance satisfactory to the Initial Purchasers regarding the solvency of the Company following the issuance and sale of the Series A Notes hereunder and consummation of the Acquisition Transactions.

                          (p)     SH Group shall have consummated the SH Group
Debenture Offering.

                          (q)     Each Guarantor shall have executed and
delivered to the Initial Purchasers a letter agreement, in form and substance satisfactory to the initial Purchasers, agreeing to be bound, on a joint and several basis with the Company, by this Agreement as though an original signatory hereto.

                          (r)     The Initial Purchasers shall have received an
executed copy of the Credit Agreement and Acquisition Corp. and the Issuers shall have satisfied all conditions precedent thereunder.

                          (s)     The Initial Purchasers shall have received an
executed copy of the employment agreements between SH Group and each of Messrs. Team, Dillon and Miller.

                          (t)     The Company shall have paid, or shall have
authorized payment out of the proceeds of the Offering of the Notes of, the commitment fee of $1,000,000 due to DLJ Bridge Finance, Inc. and NationsBridge, L.L.C. (the "BRIDGE LENDERS") pursuant to the Fee Letter Agreement dated April 28, 1998 between the Bridge Lenders and AIP.

                          (u)     Neither Acquisition Corp. nor any Issuer
shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by Acquisition Corp. or such Issuer at or prior to the Closing Date.

                 10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                 This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to Acquisition Corp. if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum,
(ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of any of the Issuers on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of Acquisition Corp., Old Heddle and their respective subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                 If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and Acquisition Corp. for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and Acquisition Corp. In any such case which does not result in termination of this Agreement, either you or Acquisition Corp. shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

                 11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to Acquisition Corp. or the Issuers, to Steel Heddle Mfg. Co., 1801 Rutherford Road, Greenville, South Carolina, 29607, Attention: Chief Financial Officer,
(864) 244-4110 and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                 The respective indemnities, contribution agreements, representations, warranties and other statements of Acquisition Corp. and the Issuers and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, Acquisition Corp. and the Issuers, the officers or directors of Acquisition Corp. and any of the Issuers, or any person controlling any of Acquisition Corp. and the Issuers, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

                 If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), Acquisition Corp. agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, Acquisition Corp. shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. Acquisition Corp. also agrees to reimburse, or to cause the Issuers to reimburse each Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

                 With respect to Sections 6(e), 8(a), 8(b), and 8(d) hereof, the statements set forth in the last paragraph on the cover page and the first four paragraphs and the ninth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the written information furnished by or on behalf of each Initial Purchaser, in each case, with respect to such Initial Purchaser.

                 Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon Acquisition Corp., the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors, officers and controlling persons of Acquisition Corp. and the Issuers, and their respective successors and assigns, and, upon execution and delivery of the letter agreement referenced in Section 9(q) hereof, the Issuers, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

                 This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement among Acquisition Corp. and the Initial Purchasers.

                                    Very truly yours,

                                    SH-AIP ACQUISITION CORPORATION


                                    By: /s/ Robert Klein
                                        ---------------------
                                         Robert Klein
                                         President

         IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By: /s/ William Baumgart
    ---------------------------------
      William Baumgart
      Vice President


NATIONSBANC MONTGOMERY SECURITIES LLC


By: /s/ Gary Wolfe
    ---------------------------------
      Gary Wolfe
      Managing Director

                                   SCHEDULE A

                                   GUARANTORS



Heddle Capital Corp., a Delaware corporation

Steel Heddle International, Inc., a South Carolina Corporation

                                   SCHEDULE B

                                                                                              Principal
                                                                                              Amount
                          Initial Purchaser                                                   of Notes
                          -----------------                                                   ---------
        Donaldson, Lufkin & Jenrette
                 Securities Corporation                                                       $  70,000,000
        NationsBanc Montgomery Securities LLC                                                 $  30,000,000
                                                                                                 ----------

                 Total                                                                        $ 100,000,000
                                                                                                ===========

                                   SCHEDULE C

                                SUBSIDIARIES ( )

         Name                                         Jurisdiction of Incorporation
         ----                                         -----------------------------
Steel Heddle International, Inc.                           South Carolina
Steel Heddle International, Ltd.                           Virgin Islands
Steel Heddle (Canada) Ltee/Ltd.                            Canada
Steel Heddle Mexico                                        Mexico
Steel Heddle Weaving
  Machine Accessories, Inc.                                China
Steel Heddle International                                 Japan

                                   EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B

                        FORM OF KIRKLAND & ELLIS OPINION